Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 of our report dated March 28, 2012, included in United States Heating Oil Fund, LP Form 10-K, relating to the statements of financial condition of United States Heating Oil Fund, LP, as of December 31, 2011 and 2010, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ Spicer Jeffries LLP

SPICER JEFFRIES LLP

Greenwood Village, Colorado

July 23, 2012